Exhibit 23.1
                       Consent of Independent Accountants


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen

Mexico City, D.F.
December 11, 2000